Exhibit 99.3

EQT MIDSTREAM PARTNERS, LP

INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction	2

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2018	5

Unaudited Pro Forma Statement of Combined Operations for the three months ended March 31, 2018	7

Unaudited Pro Forma Statement of Combined Operations for the year ended December 31, 2017	8

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements	9

EQT MIDSTREAM PARTNERS, LP

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

The unaudited pro forma condensed combined financial statements (the pro forma financial statements) of EQT Midstream Partners, LP (EQM) as of and for the three months ended March 31, 2018 and for the year ended December 31, 2017 are derived from the historical audited and unaudited financial statements of EQM as recast for the Drop-Down Transactions (as defined herein), the historical audited and unaudited financial statements of Rice Midstream Partners LP (RMP) and the historical audited financial statements of Rice West Virginia Midstream LLC, Rice Olympus Midstream LLC and Strike Force Midstream Holdings LLC (together, the Drop-Down Entities). EQT’s interests in RMP and the Drop-Down Entities were acquired in a merger with Rice Energy Inc. on November 13, 2017 (the Rice Merger).

The pro forma financial statements have been prepared to reflect the effects of the following transactions on the financial statements of EQM:

1)             The Mergers - On April 25, 2018, EQM, RMP and certain of their affiliates entered into an agreement and plan of merger (the Merger Agreement), pursuant to which EQM Acquisition Sub, LLC, a wholly owned subsidiary of EQM, will merge with and into RMP, with RMP surviving the merger as a wholly owned subsidiary of EQM (the Merger).  Concurrently with (or as soon as practicable after) the Merger, EQM GP Acquisition Sub, LLC, a wholly owned subsidiary of EQM, will merge with and into Rice Midstream Management LLC, the general partner of RMP (RMP GP) (the GP Merger and, together with the Merger, the Mergers), with RMP GP surviving the GP Merger as a wholly owned subsidiary of EQM.

2)             The Drop-Down Transactions - On April 25, 2018, concurrently with entering into the Merger Agreement, EQT, Rice Midstream Holdings LLC, EQM and EQM Gathering Holdings, LLC (EQM Gathering) entered into a Contribution and Sale Agreement (the Drop-Down Agreement) providing for the acquisition by EQM of EQT’s interests in the Drop-Down Entities in exchange for an aggregate of 5,889,282 EQM common units and aggregate cash consideration of $1.15 billion (the Drop-Down Transactions). The Drop-Down Transactions were completed on May 22, 2018.

3)             The Gulfport Transaction - Also on April 25, 2018, EQM, EQM Gathering, Gulfport Energy Corporation (Gulfport) and an affiliate of Gulfport entered into a Purchase and Sale Agreement pursuant to which EQM agreed to acquire the 25% limited liability company interest in Strike Force Midstream not owned by EQT for $175.0 million in cash (the Gulfport Transaction). The Gulfport Transaction was completed on May 1, 2018.

The unaudited pro forma statements of combined operations (the pro forma statements of operations) for the three months ended March 31, 2018 and for the year ended December 31, 2017, and the unaudited pro forma condensed combined  balance sheet (the pro forma balance sheet) as of March 31, 2018, are based upon the historical consolidated financial statements of EQM and RMP and the historical combined financial statements of the Drop-Down Entities. The pro forma statements of operations have been prepared as if the Mergers, the Drop-Down Transactions and the Gulfport Transaction occurred on January 1, 2017. The pro forma balance sheet has been prepared as if the Mergers, the Drop-Down Transactions and the Gulfport Transaction occurred on March 31, 2018.

The pro forma financial statements also reflect the expected financing of the Mergers, the Drop-Down Transactions and the Gulfport Transaction including:

•      the issuance of 33,973,289 EQM common units, valued at $1.9 billion based on the closing price as of May 31, 2018 of $55.83 per unit, to RMP’s unitholders in connection with the Merger, which reflects the exchange ratio in the Merger Agreement of 0.3319 EQM common units for each RMP common unit;

•      EQM’s entering into a 364-Day Term Loan Agreement (the Term Loan Agreement) on April 25, 2018, which provides for a $2.5 billion 364-day unsecured multi-draw term loan facility (the Term Loan Facility);

•      the borrowing of $325.0 million under the Term Loan Facility to complete the announced plan to repay amounts outstanding under RMP’s revolving credit facility at the time of the Merger;

•      the borrowing of $317.0 million under the Term Loan Facility to repay amounts outstanding under EQM’s revolving credit facility as EQM completed this borrowing and repayment in May 2018 and thus this amount will be part of the refinancing of the Term Loan Facility described in the last bullet of this section;

•      the borrowing of $1.2 billion under the Term Loan Facility to fund the cash consideration for the Drop-Down Transactions;

•      the issuance to EQT of 5,889,282 EQM common units, valued at approximately $330.5 million based on the closing price as of May 22, 2018 of $56.12 per unit, to fund the equity consideration for the Drop-Down Transactions;

•      the borrowing of $175.0 million under the Term Loan Facility to fund the Gulfport Transaction; and

•      the planned issuance of $2.5 billion in new EQM senior notes (the EQM Senior Notes) to repay amounts borrowed on the Term Loan Facility and for general partnership purposes. The Term Loan Facility is a 364-day facility and EQM will be required to refinance borrowings under this facility prior to its expiration. EQM expects to complete a debt offering for this purpose prior to the completion of the mergers. Proceeds from this debt offering will be used to repay the Term Loan Facility in full, at which time the commitments under the Term Loan Facility will terminate.

The pro forma financial statements have been prepared based on the assumption that EQM will not be subject to U.S. federal and state income taxes as it will continue to be treated as a partnership for U.S. federal and state income tax purposes. The pro forma financial statements should be read in conjunction with the accompanying notes and with the underlying historical audited and unaudited financial statements and related notes.

The adjustments to the historical audited and unaudited financial statements are based on currently available information and certain estimates and assumptions. Actual effects of these transactions will differ from the pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments are factually supportable, give appropriate effect to the expected impact of the events that are directly attributable to the transactions and, with respect to the pro forma statements of operations only, reflect those items expected to have a continuing impact on EQM.

EQM, RMP and the Drop-Down Entities are controlled by EQT; therefore, the merger of RMP with a wholly owned subsidiary of EQM and the contribution of the Drop-Down Entities to EQM are transactions between entities under common control. As a result, the assets and liabilities of RMP and the Drop-Down Entities will be recorded by EQM at EQT’s historical cost basis, which includes a step up in basis resulting from EQT’s preliminary purchase price accounting for the Rice Merger. The pro forma balance sheet reflects this common control accounting as of March 31, 2018.

As the Drop-Down Transactions were completed on May 22, 2018, EQM recast its historical financial statements to record the assets and liabilities of the Drop-Down Entities at EQT’s basis as of November 13, 2017, the date that common control was established, and to reflect the operations of the Drop-Down Entities from that date. Assuming the Mergers are completed, EQM will recast its historical financial statements to record the assets and liabilities of RMP at EQT’s basis as of November 13, 2017, the date that common control was established, and to reflect the operations of RMP from that date. The period subsequent to November 13, 2017 is identified in the historical financial statements of RMP and the Drop-Down Entities as the successor period. The period prior to November 13, 2017 is identified in the historical financial statements of RMP and the Drop-Down Entities as the predecessor period. EQM has not presented any pro forma periods prior to January 1, 2017 as common control did not occur until November 13, 2017.

The pro forma financial statements are not necessarily indicative of the results that actually would have occurred if the Mergers, the Drop-Down Transactions and the Gulfport Transaction had occurred on the dates indicated or which will be obtained in the future.

The pro forma financial statements should be read in conjunction with:

•      The accompanying notes to the pro forma financial statements;

•      The audited combined financial statements of EQM as of and for the year ended December 31, 2017 and the unaudited combined financial statements of EQM as of and for the three months ended March 31, 2018, both as recast for the Drop-Down Transactions, filed as Exhibits 99.4 and 99.5, respectively, in EQM’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the SEC) on June 12, 2018;

•      The audited consolidated financial statements of RMP contained in its Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on February 15, 2018;

•      The unaudited consolidated financial statements and accompanying notes of RMP contained in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, as filed with the SEC on April 26, 2018; and

•      The audited combined financial statements of the Drop-Down Entities as of and for the year ended December 31, 2017 filed as Exhibit 99.2 in EQM’s Current Report on Form 8-K filed with the SEC on May 22, 2018.

EQT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

MARCH 31, 2018

	Historical		Pro Forma Adjustments				Combined
(in thousands)	EQT Midstream Partners, LP	Rice Midstream Partners LP	Rice Midstream Partners LP Merger	Notes	Drop-Down Transactions and Gulfport Transaction	Notes	EQT Midstream Partners, LP Pro Forma
Assets
Current assets:
Cash and cash equivalents	$34,899	$46,518	$—		$(2,600)	(d)	$588,754
					2,476,937	(e)
					(1,967,000)	(f)
Accounts receivable, net	55,948	7,205	—		—		63,153
Accounts receivable — affiliate	100,154	76,542	—		—		176,696
Other current assets	17,325	2,208	—		2,600	(d)	19,533
					(2,600)	(h)
Total current assets	208,326	132,473	—		507,337		848,136

Property and equipment	4,202,406	1,461,405	—		—		5,663,811
Less: accumulated depreciation	(423,359)	(21,209)	—		—		(444,568)
Net property, plant and equipment	3,779,047	1,440,196	—		—		5,219,243

Investment in unconsolidated entity	546,428	—	—		—		546,428
Intangible assets, net	607,274	—	—		—		607,274
Goodwill	37,954	1,346,918	—		—		1,384,872
Other assets	135,537	6,123	—		—		141,660
Total assets	$5,314,566	$2,925,710	$—		$507,337		$8,747,613

See accompanying notes to the unaudited pro forma condensed combined financial statements.

EQT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

MARCH 31, 2018

	Historical		Pro Forma Adjustments				Combined
(in thousands)	EQT Midstream Partners, LP	Rice Midstream Partners LP	Rice Midstream Partners LP Merger	Notes	Drop-Down Transactions and Gulfport Transaction	Notes	EQT Midstream Partners, LP Pro Forma
Liabilities and equity
Current liabilities:
Accounts payable	$71,967	$22,312	$—		$—		$94,279
Due to related party	23,769	18,743	—		—		42,512
Term loan facility	—	—	325,000	(a)	317,000	(a)	—
					1,150,000	(b)
					175,000	(c)
					(1,967,000)	(f)
Capital contribution payable to Mountain Valley Pipeline, LLC	65,786	—	—		—		65,786
Accrued interest	11,376	—	—		—		11,376
Accrued liabilities	15,156	4,530	—		—		19,686
Total current liabilities	188,054	45,585	325,000		(325,000)		233,639

Long-term liabilities:
Credit facility borrowings	317,000	325,000	(325,000)	(a)	(317,000)	(a)	—
Senior notes	987,756	—	—		2,476,937	(e)	3,464,693
Other long-term liabilities	20,880	9,465	—		—		30,345
Total liabilities	1,513,690	380,050	—		1,834,937		3,728,677

Equity:
Predecessor equity	1,422,245	—	—		(1,422,245)	(j)	—
Noncontrolling interest	175,215	—	—		(175,215)	(j)	—
Common	2,198,127	2,198,570	(2,198,570)	(j)	272,460	(j)	5,013,647
			2,545,660	(j)	(2,600)	(j)
General partner	5,289	347,090	(347,090)	(j)	—		5,289
Total equity	3,800,876	2,545,660	—		(1,327,600)		5,018,936

Total liabilities and equity	$5,314,566	$2,925,710	$—		$507,337		$8,747,613

See accompanying notes to the unaudited pro forma condensed combined financial statements.

EQT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES

UNAUDITED PRO FORMA STATEMENT OF COMBINED OPERATIONS

THREE MONTHS ENDED MARCH 31, 2018

	Historical		Pro Forma Adjustments				Combined
(in thousands)	EQT Midstream Partners, LP	Rice Midstream Partners LP	Rice Midstream Partners LP Merger	Notes	Drop-Down Transactions and Gulfport Transaction	Notes	EQT Midstream Partners, LP Pro Forma
Operating revenues	$286,562	$84,464	$—		$—		$371,026
Operating expenses:
Operation and maintenance	19,460	7,900	—		—		27,360
Selling, general and administrative	18,998	7,204	(476)	(k)	—		25,726
Depreciation and amortization	27,385	13,895	—		—		41,280
Amortization of intangible assets	10,386	—	—		—		10,386
Total operating expenses	76,229	28,999	(476)		—		104,752
Operating income	210,333	55,465	476		—		266,274
Equity income	8,811	—	—		—		8,811
Other income	898	6	—		—		904
Net interest expense	10,716	1,954	—		26,499	(g)	39,169
Net income (loss)	$209,326	$53,517	$476		$(26,499)		$236,820
Less: Net income attributable to noncontrolling interest	2,493	—	—		(2,493)	(i)	—
Net income attributable to EQT Midstream Partners, LP	$206,833	$53,517	$476		$(24,006)		$236,820
Less: General partner interest in net income - general partner units	3,117						2,804
Less: General partner interest in net income - incentive distribution rights	44,164						44,164
Limited partners’ interest in net income	$159,552						$189,852

Net income per limited partner unit — basic	$1.98						$1.58
Net income per limited partner unit — diluted	$1.98						$1.58

Weighted average limited partner units outstanding — basic	80,607		33,973	(j)	5,889	(j)	120,469
Weighted average limited partner units outstanding — diluted	80,607		33,973	(j)	5,889	(j)	120,469

See accompanying notes to the unaudited pro forma condensed combined financial statements.

EQT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES

UNAUDITED PRO FORMA STATEMENT OF COMBINED OPERATIONS

YEAR ENDED DECEMBER 31, 2017

	Historical				Pro Forma Adjustments				Combined
		Successor	Predecessor	Predecessor
(in thousands)	EQT Midstream Partners, LP	Rice Midstream Partners LP for the period from November 13, 2017 to December 31, 2017	Rice Midstream Partners LP for the period from January 1, 2017 to November 12, 2017	Drop-Down Entities for the period from January 1, 2017 to November 12, 2017	Rice Midstream Partners LP Merger	Notes	Drop-Down Transactions and Gulfport Transaction	Notes	EQT Midstream Partners, LP Pro Forma
Operating revenues	$851,339	$44,219	$250,474	$118,672	$—		$—		$1,264,704
Operating expenses:
Operation and maintenance	77,649	7,182	33,768	4,077	—		—		122,676
Selling, general and administrative	73,709	3,612	22,252	21,022	529	(l)	313	(l)	121,437
Depreciation and amortization	99,681	7,480	26,420	6,174	21,818	(o)	7,988	(o)	169,561
Incentive unit expense	—	—	—	313	—		(313)	(l)	—
Acquisition costs	—	—	529	—	(529)	(l)	—		—
Amortization of intangible assets	5,540	—	1,413	—	(1,413)	(m)	36,007	(n)	41,547
Other expenses	—	—	2,614	—	—		—		2,614
Total operating expenses	256,579	18,274	86,996	31,586	20,405		43,995		457,835
Operating income (loss)	594,760	25,945	163,478	87,086	(20,405)		(43,995)		806,869
Other income	26,595	15	56	35	—		—		26,701
Net interest expense	36,129	826	7,053	4,647	—		116,847	(h)	169,144
							3,642	(l)
Amortization of deferred finance costs	—	—	3,642	—	—		(3,642)	(l)	—
Net income (loss)	$585,226	$25,134	$152,839	$82,474	$(20,405)		$(160,842)		$664,426
Less: Net income attributable to noncontrolling interest	734	—	—	7,410	—		(8,144)	(i)	—
Net income attributable to EQT Midstream Partners, LP	$584,492	$25,134	$152,839	$75,064	$(20,405)		$(152,698)		$664,426
Less: General partner interest in net income - general partner units	10,060								7,867
Less: General partner interest in net income - incentive distribution rights	143,531								143,531
Limited partners’ interest in net income	$430,901								$513,028

Net income per limited partner unit — basic	$5.35								$4.26
Net income per limited partner unit — diluted	$5.35								$4.26

Weighted average limited partner units outstanding — basic	80,603				33,973	(j)	5,889	(j)	120,465
Weighted average limited partner units outstanding — diluted	80,603				33,973	(j)	5,889	(j)	120,465

See accompanying notes to the unaudited pro forma condensed combined financial statements.

EQT MIDSTREAM PARTNERS, LP

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.                          Basis of Presentation

The pro forma financial statements are based upon the historical combined financial statements of EQM as recast for the Drop-Down Transactions, the historical consolidated financial statements of RMP and the historical combined financial statements of the Drop-Down Entities. The pro forma adjustments have been prepared as if the Mergers, the Drop-Down Transactions and the Gulfport Transaction occurred on (i) January 1, 2017 in the case of the pro forma statements of operations and (ii) March 31, 2018 in the case of the pro forma balance sheet. These transactions are between entities under common control and are recorded at EQT’s historical cost.

2.                          Pro Forma Adjustments

The adjustments are based on currently available information and certain estimates and assumptions. The actual effects of these transactions will differ from the pro forma adjustments. A general description of the adjustments is provided as follows:

(a)         The borrowing of $642.0 million under the Term Loan Facility to complete the announced plan to repay the $325.0 million outstanding balance of RMP’s revolving credit facility and $317.0 million of outstanding borrowings on the EQM revolving credit facility. EQM repaid its revolving credit facility with proceeds from the Term Loan Facility in May 2018. As a result, this borrowing will be refinanced with long-term debt as described in (g).

(b)         The borrowing of $1,150.0 million under the Term Loan Facility to finance the cash consideration for the Drop-Down Transactions.

(c)          The borrowing of $175.0 million under the Term Loan Facility to finance the Gulfport Transaction.

(d)         The payment of $2.6 million of issuance costs for the establishment of the Term Loan Facility.

(e)        A $2,476.9 million increase to long-term debt and cash for the planned issuance of the $2.5 billion EQM Senior Notes, net of expected issuance costs of $23.1 million.

(f)           The payment of $1,967.0 million of borrowings under the Term Loan Facility with proceeds received from the anticipated issuance of the EQM Senior Notes.

(g)          A $26.5 million increase in interest expense for the three months ended March 31, 2018 consisting of (i) interest expense of $31.5 million on the anticipated issuance of $2.5 billion of EQM Senior Notes at an assumed weighted average annual interest rate of 5.0427% based on indicative pricing from potential underwriters for the EQM Senior Notes and amortization of associated deferred financing costs on the EQM Senior Notes of $0.6 million, partially offset by the elimination of $5.6 million in historical interest expense associated with the EQM and RMP revolving credit facilities. A one percent change in the assumed interest rate would change pro forma interest expense by approximately $6.3 million for the three months ended March 31, 2018.

(h)         A $116.8 million increase in interest expense for the year ended December 31, 2017 consisting of interest expense of $126.1 million on the anticipated issuance of $2.5 billion of EQM Senior Notes at an assumed weighted average annual interest rate of 5.0427% based on indicative pricing from potential underwriters for the EQM Senior Notes, amortization of associated deferred financing costs on the EQM Senior Notes of $2.4 million and $2.6 million for the write-off of issuance costs under the Term Loan Facility as a result of its repayment, partially offset by the elimination of $14.3 million in historical interest expense associated with the EQM and RMP revolving credit facilities. A one percent change in the assumed interest rate would change pro forma interest expense by approximately $25.0 million for the year ended December 31, 2017.

(i)             The elimination of net income attributable to noncontrolling interest as a result of the Gulfport Transaction.

(j)            The recognition of the following equity impacts (amounts in millions):

Notes	EQM Predecessor Equity	EQM Noncontrolling Interest	EQM Limited Partner	EQM General Partner	RMP Limited Partner	RMP General Partner
Book balance as of March 31, 2018	$1,422	$175	$2,198	$5	$2,199	$347

The Merger:
To recognize the exchange of EQM common units for RMP common units (1)			2,546		(2,199)	(347)

The Gulfport Transaction:
To eliminate noncontrolling interest (2)		(175)

The Drop-Down Transactions:
To recognize cash consideration transferred and issuance of common units to EQT in exchange for Drop-Down Entities (3)	(1,422)		272
To adjust retained earnings for the write-off of the Term Loan Facility issuance costs			(2)	—

Pro forma equity balance as of March 31, 2018	$—	$—	$5,014	$5	$—	$—

(1)         Pursuant to the Merger Agreement, EQM will issue 0.3319 of an EQM common unit for each RMP common unit outstanding at the effective time of the Merger, which would result in the issuance of 33,973,289 EQM common units valued at approximately $1,896.7 million based on the closing price as of May 31, 2018 of $55.83 per unit. Under common control accounting, if the receiving entity issues equity interests in the exchange, the equity interests issued are recorded at an amount equal to the carrying amount of net assets transferred, even if the equity issued has a readily determinable fair value.

(2)         The acquisition of the Strike Force Midstream noncontrolling interest through the Gulfport Transaction results in adjustments for the elimination of the noncontrolling interest of $175.2 million. The $0.2 million difference between the consideration paid in the Gulfport Transaction and the value of the noncontrolling interest is reflected as an equity transaction because EQT and EQM, following the Drop-Down Transactions, hold the controlling financial interest in Strike Force Midstream.

(3)         Pursuant to the Drop-Down Agreement, EQM received EQT’s interests in the Drop-Down Entities in exchange for (i) 5,889,282 EQM common units and (ii) aggregate cash consideration of $1,150.0 million. The 5,889,282 EQM common units have a value of $330.5 million based on the closing price as of May 22, 2018 of $56.12 per unit. Under common control accounting, any difference between cash transferred and the net assets received at historical cost is recorded as an equity transaction. In addition, equity issued in a common control transaction is recorded at an amount equal to the carrying amount of the net assets transferred, even if the equity issued has a readily determinable fair value. As a result, the EQM common units issued in the Drop-Down Transactions are valued at the excess of the net assets received by EQM over the cash consideration.

(k)         The elimination of nonrecurring transaction expenses of $0.5 million incurred during the three months ended March 31, 2018 that are directly related to the Merger.

(l)             The following reclassifications were made to conform to EQM’s presentation:

(1)         Reclassification on the December 31, 2017 pro forma statement of operations of $0.3 million of the Drop-Down Entities’ incentive unit expense to selling, general and administrative expense.

(2)         Reclassification on the December 31, 2017 pro forma statement of operations of $0.5 million of RMP’s acquisition expense to selling, general and administrative expense.

(3)         Reclassification on the December 31, 2017 pro forma statement of operations of $3.6 million of RMP’s amortization of deferred finance costs to net interest expense.

(m)     The elimination of the RMP amortization of intangibles for the period prior to November 13, 2017 (the predecessor period).

(n)         The increase in amortization of the fair value of customer relationships, acquired as a result of the Rice Merger, to reflect a full year of expense for the year ended December 31, 2017, using a 15 year estimated life and straight line method of amortization.

(o)         The adjustment for the predecessor period depreciation and amortization expense related to the step up of property, plant and equipment to estimated fair value at the time of the Rice Merger. In addition, this adjustment includes a pro forma adjustment to depreciation and amortization to adjust the depreciation to EQM’s policy to depreciate gathering pipelines over a 50 year useful life and to depreciate compression and measurement assets over a 25 year useful life.

3.                          Pro Forma Net Income per Limited Partner Unit

Pro forma net income per limited partner unit is determined by dividing the pro forma net income that would have been allocated, in accordance with the net income and loss allocation provisions of the partnership agreement, to the common unitholders under the two-class method, after deducting the pre-acquisition income allocated to parent and the general partner’s interest in the pro forma net income in addition to giving effect to incentive distributions allocable to the general partner, by the weighted average number of common units outstanding for the period, assuming the closing of the transactions described in Note 2 occurred on January 1, 2017. As a result of the pro forma adjustments described in Note 2, the adjusted general partner’s interest is 1.2% for the three months ended March 31, 2018 and for the year ended December 31, 2017.

Pursuant to the partnership agreement, to the extent that the quarterly distributions exceed certain targets, the general partner is entitled to receive certain incentive distributions that will result in more net income proportionately being allocated to the general partner than to the holders of common units. The pro forma net income per limited partner unit calculations include actual incentive distributions declared to the general partner in the amount of $44.2 million for the three months ended March 31, 2018 and $143.5 million for the year ended December 31, 2017. The impact of the pro forma issuance of 33,973,289 EQM common units for the Merger and 5,889,282 EQM common units for the Drop-Down Transactions would have increased the incentive distributions declared by $21.1 million for the three months ended March 31, 2018 and $68.6 million for the year ended December 31, 2017.